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                                                                       EXHIBIT 3



                             STOCK PLEDGE AGREEMENT



         This Stock Pledge Agreement (the "Agreement") is made this 3rd day of December, 1999, by Dennis Bakal ("Pledgor" or "Borrower"), in favor of Logistics Management, LLC("Pledgee").

                               B A C K G R O U N D

         Pledgee has agreed to provide Pledgor a loan in the principal amount of $500,000 (the "Loan") as evidenced by a promissory note of even date herewith executed by Borrower in favor of Pledgee (the "Note"). Pledgor's undertakings set forth herein and in the Note are hereinafter collectively referred to as the "Obligations."

         As collateral security for the Obligations, Pledgor is required to pledge to Pledgee all of Pledgor's right, title and interest in and to the Pledged Securities (as hereinafter defined).

         NOW, THEREFORE, in consideration of the foregoing, and intending to be legally bound hereby, and for good, valuable and sufficient consideration, the receipt of which is hereby acknowledged, Pledgor agrees as follows:

         1.       Certain Definitions.

                  (a) The term "Pledged Securities" shall mean 1,230,769 shares of Professional Transportation Group, Ltd. , Inc.'s (the "Company") Common Stock.

                  (b) The term "Event of Default" shall mean a default or an event of default under this Agreement or any other instrument, document or agreement, which evidences or secures the Obligations.

         2.       Pledge.

                  (a) As security for the prompt satisfaction of the Obligations, Pledgor hereby agrees to pledge, hypothecate, deliver and set over to Pledgee on the date the Pledgee makes a Demand payment (as defined in Section 3 of the Note) the Pledged Securities and grants to Pledgee a lien on and security interest in and to the Pledged Securities.

                  (b) Prior to the occurrence of an Event of Default (as defined in the Note), Pledgor shall be entitled to all voting and other rights with respect to the Pledged Securities. For that purpose, Pledgee shall execute and deliver to Pledgor all necessary proxies. Immediately and without further notice, upon the occurrence of an Event of Default, whether or not the Pledged Securities shall have been registered in the name of Pledgee or its nominee, Pledgee or its nominee shall have the right to exercise all voting rights as to all of the Pledged Securities and all other corporate rights and all exchange, subscription or other rights, privileges or options pertaining thereto as if Pledgee or its nominee were the absolute owner thereof including, without limitation, the right to exchange any or all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other readjustment of



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Pledgee thereof, or upon the exercise by Pledgee of any right, privilege, or option pertaining to any of the Pledged Securities and, in connection therewith, to deliver any of the Pledged Securities to any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by Pledgee; but Pledgee shall have no duty to exercise any of the aforesaid rights or privileges, or may delay in so doing.

                  (c) Prior to the occurrence of an Event of Default, Pledgor shall be entitled to any and all regular interest payments and cash dividends declared by the Company to be paid on account of the Pledged Securities; provided, however, that immediately and without further notice, upon the occurrence of an Event of Default, whether or not the Pledged Securities shall have been registered in the name of Pledgee or its nominees, Pledgee or its nominee shall have the right to any and all regular cash dividends paid on account of the Pledged Securities which shall be delivered to Pledgee and may, at Pledgee's option, be applied on account of the Obligations in such order and manner as Pledgee may elect.

                  (d) At any time following execution of this Agreement, if Pledgor shall become entitled to receive or shall receive, in connection with any of the Pledged Securities, any: (i) stock certificate, representing a stock dividend or in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off; (ii) option, warrant or right, whether as an addition to or in substitution or in exchange for any of the Pledged Securities, or otherwise; or (iii) dividends or distributions payable in property, including securities issued by an issuer other than Pledgee; then, Pledgor shall accept the same as Pledgee's agent, in express trust for Pledgee, and shall deliver the same forthwith to the Pledgee in the exact form received with, as applicable, Pledgor's endorsement, or appropriate stock powers duly executed in blank, (with signatures "bank guaranteed") which the Pledgor hereby unconditionally agrees to make and/or furnish, to be held by Pledgee, subject to the terms hereof, as part of the Pledged Securities.

         3.       Remedies Upon an Event of Default.

                  Upon the occurrence of an Event of Default, Pledgee may upon demand of performance or other demand, advertisement, or notice of any kind to or upon the Pledgor or any other person (all of which are, to the extent permitted by law, hereby expressly waived), forthwith realize upon the Pledged Securities and Pledgor hereby agrees to take all actions necessary to transfer the certificates representing the Pledged Securities to the name of Pledgee.

         4. Pledgor's Representations and Warranties. Pledgor represents and warrants that:

                  (a) Pledgor has all requisite capacity and power to enter into this Pledge, to pledge the Pledged Securities for the purposes described in Paragraph 2(a) above, and to carry out the transactions contemplated by this Pledge;

                  (b) Pledgor will prior to the delivery of the Pledged Securities pursuant to Section 2 hereof, be the legal and beneficial owner of the Pledged Securities;


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                  (c)      The execution and delivery of this Pledge, and the
performance of its terms, will not violate or constitute a default under the terms of any agreement, indenture or other instrument, license, judgment, decree, order or regulation, applicable to Pledgor or any of its property; and

                  (d) Upon the delivery to Pledgee of the shares of Pledged Securities now held of record by Pledgor, this Pledge shall create a valid first lien upon and perfected security interest in the Pledged Securities and the cash and noncash proceeds thereof, subject to no prior lien or subordinate lien, or agreement purporting to grant to any third party a security interest in the property or assets of Pledgor which would include the Pledged Securities.

         5. Pledgor's Covenants. Pledgor hereby covenants that, until all of the Obligations have been satisfied in full, except as permitted herein, Pledgor will not sell, convey, or otherwise dispose of any of the Pledged Securities or any interest therein, or create, incur, or permit to exist any pledge, mortgage, lien, charge, encumbrance or any security interest whatsoever in or with respect to any of the Pledged Securities or the proceeds thereof, other than that created hereby.

         6. Release of Pledged Securities to Pledgor. Pledgee agrees to release this Pledge and to deliver the Pledged Securities to Pledgor if and when Borrower has satisfied the terms of the Note, including the payment of all principal and accrued interest thereunder.

         7. Further Assurances. Pledgor shall at any time, and from time to time, upon written request of Pledgee, execute and deliver such further documents and do such further acts and things as Pledgee may reasonably request to effect the purposes of this Pledge including, without limitation, delivering to Pledgee, upon the occurrence of an Event of Default, irrevocable proxies with respect to the Pledged Securities in form satisfactory to Pledgee. Until receipt thereof, this Pledge shall constitute Pledgor's proxy to Pledgee or his nominee to vote all shares of Pledged Securities then registered in Pledgor's name.

         8. Termination of Pledge. Upon the satisfaction in full of all Obligations, this Pledge shall terminate and Pledgee shall deliver to Pledgor, the Pledged Securities or so much thereof as shall not have been sold or otherwise applied pursuant to this Pledge.

         9.       Miscellaneous.

                  (a) Beyond the exercise of reasonable care to assure the safe custody of the Pledged Securities while held hereunder, Pledgee shall have no duty or liability to preserve rights pertaining thereto and shall be relieved of all responsibility for the Pledged Securities upon surrendering the Pledged Securities or tendering surrender of it to Pledgor.

                  (b) The rights and remedies provided herein and in any related instruments, agreements and documents are cumulative and are in addition to and not exclusive of any rights or remedies provided by law, including, without limitation, the rights and remedies of a secured party under the Uniform Commercial Code of New York, as enacted in any jurisdiction where the Pledged Securities are deemed held.

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                  (c)      The provisions of this Pledge are severable, and if
any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision in this Pledge in any jurisdiction.

         10. Governing Law. This Pledge shall be construed in accordance with the substantive laws of the State of New York without regard to principles of conflicts of laws and is intended to take effect as an instrument under seal. The parties agree to the exclusive jurisdiction of the Federal and State courts located in the State of New York in connection with any matter arising hereunder, including the collection and enforcement hereof.

         IN WITNESS WHEREOF, Pledgor has executed this Pledge Agreement as of the day and year first above written.


                                    /s/ Dennis Bakal
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                                    Dennis Bakal








































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